        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1998
                                                 REGISTRATION NO. 333-

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549



                                      FORM S-8
                               REGISTRATION STATEMENT
                                       Under
                             The Securities Act of 1933


                           ZEBRA TECHNOLOGIES CORPORATION
               (Exact name of registrant as specified in its charter)


          DELAWARE                                     36-2675536
(State or other jurisdiction of              (IRS Employer Identification
of incorporation or organization)                      Number)

 333 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061-3109, (847) 634-6700
          (Address of Principal Executive Offices including Zip Code)

         ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN
                             (Full title of plans)

                               EDWARD L. KAPLAN
 333 CORPORATE WOODS PARKWAY, VERNON HILLS, ILLINOIS 60061-3109, (847) 634-6700
            (Name, address and telephone number of agent for service)
                                   COPIES TO:

                               MATTHEW S. BROWN, ESQ.
                               KATTEN MUCHIN & ZAVIS
                         525 WEST MONROE STREET, SUITE 1600
                           CHICAGO, ILLINOIS  60661-3693



                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
                                        Proposed maximum   Proposed maximum
Title of securities     Amount to be     offering price        aggregate         Amount of
to be registered        registered(1)      per share(3)    offering price(3)  registration fee
----------------------------------------------------------------------------------------------
Class A Common Stock,   75,000 shares       $38.2375          $2,867,813           $847.00
$.01 par value (2). . .
----------------------------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Zebra Technologies Corporation Class A Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Zebra Technologies Corporation Profit Sharing and Savings Plan.
(3) The amounts are based upon the high and low sales prices of Zebra Technologies Corporation Class A Common Stock as reported on the Nasdaq National Market on July 22, 1998 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

                                        PART I
                        INFORMATION REQUIRED IN THE PROSPECTUS

     The information called for in Part I of Form S-8 is currently included in the prospectus for the Zebra Technologies Corporation Profit Sharing and Savings Plan (the "Plan") and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                      PART II
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
     The following documents have been filed by Zebra Technologies Corporation (the "Company") with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated in this Registration Statement by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 4, 1998.

     3. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 15, 1991 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

     4. The Annual Report on Form 11-K of the Plan, filed with the Commission on July 10, 1998.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Article Nine of the Registrant's Certificate of Incorporation, as amended, provides that the Registrant shall indemnify its directors to the full extent permitted by the Delaware General Corporation Law and may indemnify its officers to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company. With the approval of its stockholders, the Company has entered into indemnity agreements with each of its directors and certain of its officers. These agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification, and to obtain directors' and officers' liability insurance if available on reasonable terms.

     In addition, Article Eight of the Registrant's Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability
(i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

     The Company has an insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
     Not Applicable.

ITEM 8.  EXHIBITS.

     4.1 Zebra Technologies Corporation Profit Sharing and Savings Plan, Amended and Restated effective January 1, 1989.

     4.2 Amendment No. 1 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.3 Amendment No. 2 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.4 Amendment No. 3 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.5 Amendment No. 4 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.6 Amendment No. 5 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.7 Amendment No. 6 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.8 Amendment No. 7 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.9 Amendment No. 8 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.10 Amendment No. 9 to the Amended and Restated Zebra Technologies Corporation Profit Sharing and Savings Plan.

     4.11 Certificate of Incorporation of the Company, as amended, filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-33315, and incorporated herein by reference.

     4.12 Bylaws of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference.

     4.13 Amendment to Bylaws of the Registrant, filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K, and incorporated herein by reference.

     4.14 Specimen stock certificate representing Class A Common Stock, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference.

     15     Letter re unaudited interim financial information.

     23.1 Consent of KPMG Peat Marwick LLP with respect to the Company's consolidated financial statements.

     23.2 Consent of KPMG Peat Marwick LLP with respect to the Plan's financial statements.

     24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act or the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial
BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company and affiliated companies pursuant to the provisions described in Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon Hills, State of Illinois, on this 21st day of July, 1998.

                              ZEBRA TECHNOLOGIES CORPORATION

                              By:  /s/  EDWARD L. KAPLAN
                                   --------------------------------------
                                   Edward L. Kaplan
                                   CHIEF EXECUTIVE OFFICE AND CHAIRMAN

                                 POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Edward L. Kaplan, Charles R. Whitchurch, Matthew S. Brown and Marguerite M. Elias, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 21, 1998.

          SIGNATURE                              TITLE                                   DATE
                                   Chief Executive Officer (Principal
     /s/ EDWARD L. KAPLAN          Executive Officer) and Chairman                 July 21, 1998
-------------------------------
       Edward L. Kaplan

       /s/ GERHARD CLESS           Executive Vice President, Secretary and         July 21, 1998
-------------------------------    Director
        Gerhard Cless

                                   Chief Financial Officer and Treasurer
   /s/ CHARLES R. WHITCHURCH       (Principal Financial and Accounting Officer)   July 21, 1998
-------------------------------
    Charles R. Whitchurch

  /s/ CHRISTOPHER G. KNOWLES       Director                                        July 21, 1998
-------------------------------
    Christopher G. Knowles

      /s/ DAVID P. RILEY           Director                                        July 21, 1998
-------------------------------
        David P. Riley

     /s/ MICHAEL A. SMITH          Director                                        July 21, 1998
-------------------------------
       Michael A. Smith

     Pursuant to the requirements of the Securities Act of 1933, the trustees of the Profit Sharing and Savings Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon Hills, State of Illinois, on July 21, 1998.

                       ZEBRA TECHNOLOGIES CORPORATION
                         PROFIT SHARING AND SAVINGS PLAN


                       By:  /s/  EDWARD L. KAPLAN
                            -------------------------------------------
                            Edward L. Kaplan,
                             as trustee of the Profit Sharing and Savings Plan

                                 INDEX TO EXHIBITS

                                                                      SEQUENTIAL
EXHIBITS                          DESCRIPTION                          PAGE NO.
--------------------------------------------------------------------------------
  4.1       Zebra Technologies Corporation Profit Sharing and Savings
            Plan, Amended and Restated effective January 1, 1989.

  4.2       Amendment No. 1 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.3       Amendment No. 2 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.4       Amendment No. 3 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.5       Amendment No. 4 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.6       Amendment No. 5 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.7       Amendment No. 6 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.8       Amendment No. 7 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

  4.9       Amendment No. 8 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

 4.10       Amendment No. 9 to the Amended and Restated Zebra
            Technologies Corporation Profit Sharing and Savings Plan.

 4.11 Certificate of Incorporation of the Company, as amended, filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-33315, and incorporated herein by reference.

 4.12 Bylaws of the Company, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference.

 4.13 Amendment to Bylaws of the Registrant, filed as an Exhibit to the Company's 1992 Annual Report on Form 10-K and incorporated herein by reference.

 4.14 Specimen stock certificate representing Class A Common Stock, filed as an Exhibit to the Company's Registration Statement on Form S-1, File No. 33-41576, and incorporated herein by reference.

15          Letter re unaudited interim financial information.

23.1        Consent of KPMG Peat Marwick LLP with respect to the
            Company's consolidated financial statements.

23.2        Consent of KPMG Peat Marwick LLP with respect to the
            Plan's financial statements.

24 Power of Attorney (included on the signature page of this Registration Statement).